Exhibit 99.1

VivoSim Announces Pricing of up to a $4 Million Public Offering

SAN DIEGO, April 1, 2026 -- VivoSim Labs, Inc. (Nasdaq: VIVS), (the “Company” or “VivoSim”), a provider of next-generation New Approach Methodologies (NAMs) for preclinical safety, today announced the pricing of up to a $4 million best-efforts public offering, with $3 million funded at an initial closing of the offering (the “Initial Closing”) and another $1 million to be funded on the 30th day following the date of the Initial Closing, subject to the satisfaction of certain conditions (the “Second Closing”). The Initial Closing of the offering is expected to occur on, April 1, 2026, subject to the satisfaction of customary closing conditions.

The Initial Closing of the public offering consists of the issuance and sale of $3 million in common stock (or pre-funded warrants in lieu of common stock), at a subscription price of $1.140 per share, and $1.139 per prefunded warrant), representing 286,557 common shares and 2,345,022 pre-funded warrants. Additionally, the Company will issue 3,947,369 common warrants to purchase up to 150% of the aggregate number of shares of common stock (or pre-funded warrants) sold at the Initial Closing. Such common warrants will have an exercise price of $1.710 per share, will be immediately exercisable, and will expire five years from their date of issuance. The prefunded warrants will have an exercise price of $0.001 per prefunded warrant share, will be immediately exercisable, and will expire when exercised in full. The Second Closing will consist of the issuance and sale of an additional $1 million in common stock (or pre-funded warrant in lieu of common stock) and common warrants to purchase up to 150% of the aggregate number of shares of common stock (or pre-funded warrants) sold at the Second Closing. The Second Closing is subject to the satisfaction of certain conditions, including conditions related to minimum closing price and average trading volume. The subscription of the offering is led by a New York-based single family office.

Joseph Gunnar & Co., LLC is serving as the exclusive placement agent in connection with the offering.

The shares of common stock, prefunded warrants, and common warrants are being offered by the Company pursuant to an effective registration statement on Form S-1 (File No. 333-294716), which was initially filed with the U.S. Securities and Exchange Commission (SEC) on March 27, 2026, as amended by Amendment No. 1 to the registration statement on Form S-1 filed with the SEC on March 31, 2026 and declared effective by the SEC on March 31, 2026.

The offering is being made only by means of the prospectus forming part of the registration statement on Form S-1 relating to the offering. A preliminary prospectus relating to this offering has been filed with the SEC, and a final prospectus relating to and describing the final terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

Copies of the final prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or alternatively, from: Joseph Gunnar & Co., LLC, Attn: Syndicate Department, 40 Wall Street, Suite 3004, New York, NY 10005, or by calling (212) 440-9600.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VivoSim Labs

VivoSim Labs, Inc. (“VivoSim” and the “Company”), is a pharmaceutical and biotechnology services company that is focused on providing testing of drugs and drug candidates in three-dimensional (“3D”) human tissue models of liver and intestine. The Company offers partners liver and intestinal toxicology insights using its new approach methodologies (“NAM”) models. The Company anticipates accelerated adoption of human tissue models following the U.S. Food and Drug Administration (“FDA”) announcement on April 10, 2025 to refine animal testing requirements in favor of these non-animal NAM methods. VivoSim Labs operates from San Diego, CA. Visit www.vivosim.ai.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the public offering. No assurance can be given that the public offering discussed above will be completed or if the conditions for the additional tranche will be satisfied and the additional tranche will be completed. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties, including, but not limited to, those risks and uncertainties related to market and other conditions, satisfaction of customary closing conditions related to the public offering and satisfaction of closing conditions related to the additional tranche. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 5, 2025, as such risk factors are updated in the Registration Statement on Form S-1, as amended (File No. 333-294716) and its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 11, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact(s):

Investor Relations

info@vivosim.ai
VivoSim Labs, Inc.